CONSENT OF AL MAINVILLE, P. GEO.

To:    United States Securities and Exchange Commission

Re:    Expert Consent for Annual Report on Form 40-F

Technical reports entitled:

1.    “National Instrument 43-101 Technical Report, Updated Mineral Resource and Mineral Reserve Estimate for the Bell Creek Mine Property, Hoyle Township, Timmins, Ontario, Canada; dated effective June 30, 2021 relating to the Bell Creek property; and
2.    “National Instrument 43-101 Technical Report, Updated Mineral Resource and Mineral Reserve Estimate for Timmins West Mine, Report for the Timmins West Mine Property, Bristol Township, Timmins, Ontario, Canada” dated effective June 30, 2021 relating to the Timmins West property

(collectively, the “Technical Reports”) were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Al Mainville, P. Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports and other scientific and technical information attributed to the undersigned (the “Technical Information”) by the Corporation in the annual information form of the Corporation, dated February 23, 2022 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated February 23, 2022 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 23rd day of February, 2022.

/s/ "Al Mainville"
Al Mainville, P. Geo.